Exhibit 99.2

CSC PRESS RELEASE
January 15, 2014

Contact:    Marcel Goldstein
Corporate Public Relations
703-641-3271
mgoldstein@csc.com
Steve Virostek
Investor Relations
703-641-3000
investorrelations@csc.com

CSC to Host Investor Call to Discuss Strategic Partnership with HCL Technologies on Wednesday, January 15, 2014

FALLS CHURCH, Va., January 15, 2014 - CSC (NYSE: CSC) senior management will host a conference call and webcast to discuss the company’s strategic partnership with HCL Technologies today at 8:45 a.m. Eastern Standard Time (EST). The dial-in numbers are:

•	888-208-1814 for callers in the United States and Canada

•	719-325-2840 for international callers

•	000 800 1007 369 for callers based in India

The passcode for all participants is 9375975. The webcast audio will be available on CSC’s Investor Relations site.

A replay of the conference call will be available from approximately two hours after the conclusion of the call until January 21, 2014. The replay dial-in number is 888-203-1112 for domestic callers and 719-457-0820 for callers who reside outside of the United States and Canada. The replay passcode is also 9375975. A replay of this webcast will also be available on CSC’s Web site.

About CSC
CSC is a global leader in next-generation IT services and solutions. The company's mission is to enable superior returns on clients' technology investments through best-in-class industry solutions, domain expertise and global scale. CSC has approximately 81,000 employees and reported revenue of $13.5 billion for the 12 months ended September 27, 2013.